Exhibit E

TABLES AND SUPPLEMENTARY INFORMATION

PUBLIC DEBT OF THE GOVERNMENT

A. DIRECT DEBT OF THE GOVERNMENT

Table I. Floating Internal Debt at December 31, 2012

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in millions of pesos)

Short-term Treasury Certificates (Cetes)	Various	Various	Ps.	396,705.0	None

Total Floating Internal Debt			Ps.	396,705.0

Table II. Funded Internal Debt at December 31, 2012

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in millions of pesos)

Fixed-Rate Bonds	Fixed	Various	Ps.	1,777,929.6	None
Development Bonds (Bondes D)	Various	Various		200,353.9	None
UDI-denominated Development Bonds (UDI bonds)	Various	Various		747,183.8	None
STRIPS of UDI bonds	Various	Various		977.6	None
Retirement Saving System Fund (Fondo de Ahorro/SAR)	Various	Various		85,523.2	None
One-year Treasury Certificates (Cetes)(1)	Various	Various		134,615.8	None
Others(2)	Various	Various		232,029.7	None

Total Funded Internal Debt			Ps.	3,178,613.6

(1)	One-year Cetes are the only long-term Federal Treasury certificates issued by the Government.
(2)	Includes Ps. 169.0 billion of liabilities associated with social security under the ISSSTE Law. See “Exhibit D—The Economy—Employment and Labor.”

Table III. Net Internal Debt at December 31, 2012

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in millions of pesos)

Total Floating Internal Debt			Ps.	396,705.0
Total Funded Internal Debt				3,178,613.6
Assets(1)	Various	Various		(74,247.0)	None

Total Net Internal Debt			Ps.	3,501,071.6

(1)	Includes Banco de México’s General Account Balance, which is positive (indicating that money is owed to the Government).

Table IV. Funded External Debt at December 31, 2012

Bond Issues at December 31, 2012

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands)
11.50% Global Bonds due 2026	11.50	May 1996	May 2026	USD	1,750,000	327,945
11.375% Global Bonds due 2016	11.375	Sep. 1996	Sep. 2016	USD	1,000,000	662,189
Notes due 2017	11.0	May 1997	May 2017	LRA/€	500,000,000	170,914	(2)
Step-Down Notes due 2013	10.0-7.375	Apr. 1998	Apr. 2013	LRA/€	750,000,000	303,917	(2)
11.375% Global Bonds due 2016	11.375	Aug. 1999	Sep. 2016	USD	400,000	264,876
Global Bonds due 2016	11.375	Feb. 2000	Feb. 2016	USD	994,641	658,641
Notes due 2019	8.125	Mar. 2001	Dec. 2019	USD	3,300,000	1,343,671
Notes due 2031	8.300	Aug. 2001	Aug. 2031	USD	1,500,000	612,689
Notes due 2031	8.300	Dec. 2001	Aug. 2031	USD	1,000,000	408,460
Notes due 2022	8.000	Sep. 2002	Sep. 2022	USD	1,750,000	611,193
Notes due 2031	8.300	Dec. 2002	Aug. 2031	USD	750,000	306,345
Notes due 2013	6.375	Jan. 2003	Jan. 2013	USD	2,000,000	1,079,065
Notes due 2015	6.625	Mar. 2003	Mar. 2015	USD	1,000,000	643,022
Notes due 2033	7.500	Apr. 2003	Apr. 2033	USD	1,000,000	331,579
Notes due 2013	5.375	Jun. 2003	Jun. 2013		€750,000	614,977	(2)
Notes due 2014	5.875	Oct. 2003	Jan. 2014	USD	1,000,000	712,585
Notes due 2024	6.75	Jan. 2004	Feb. 2024	STG	500,000	476,526
Notes due 2014	5.875	Apr. 2004	Jan. 2014	USD	793,267	559,889
Notes due 2033	7.500	Apr. 2004	Apr. 2033	USD	2,056,822	682,000
Notes due 2034	6.75	Sep. 2004	Sep. 2034	USD	1,500,000	998,560
Notes due 2020	5.50	Nov. 2004	Feb. 2020		€750,000	545,101	(2)
Notes due 2015	6.625	Jan. 2005	Mar. 2015	USD	1,000,000	643,021
Notes due 2015	4.25	Jun. 2005	Jun. 2015		€750,000	578,714
Internotes due 2013	5.1	Feb. 2006	Feb. 2013	USD	3,030	3,030
Notes due 2017	5.625	Mar. 2006	Jan. 2017	USD	3,000,000	2,750,685
Notes due 2034	6.75	Jan. 2007	Sep. 2034	USD	2,266,566	1,508,867
Notes due 2034	6.75	Sep. 2007	Sep. 2034	USD	500,000	332,853
Notes due 2017	5.625	Sep. 2007	Jan. 2017	USD	500,000	458,447
Notes due 2040	6.055	Jan. 2008	Jan. 2040	USD	1,500,000	1,485,221
Notes due 2019	5.95	Dec. 2008	Mar. 2019	USD	2,000,000	1,881,436
Notes due 2014	5.875	Mar. 2009	Feb. 2014	USD	1,500,000	1,427,273
Notes due 2019	5.95	Sep. 2009	Mar. 2019	USD	1,000,000	940,718
Notes due 2040	6.055	Sep. 2009	Jan. 2040	USD	750,000	742,611
Notes due 2019	2.22	Dec. 2009	Dec. 2019		¥150,000,000	150,000,000
Notes due 2020	5.125	Jan. 2010	Jan. 2020	USD	1,000,000	935,613
Notes due 2020	5.125	Mar. 2010	Jan. 2020	USD	1,000,000	935,612
Notes due 2040	6.055	Apr. 2010	Jan. 2040	USD	1,000,000	990,147
Notes due 2017	4.25	Jul. 2010	Jul. 2017		€850,000	850,000
Notes due 2110	5.75	Oct. 2010	Oct. 2110	USD	1,000,000	1,000,000
Notes due 2020	1.51	Oct. 2010	Oct. 2020		¥150,000,000	150,000,000
Notes due 2020	5.125	Feb. 2011	Jan. 2020	USD	1,000,000	935,613
Notes due 2040	6.055	Apr. 2011	Jan. 2040	USD	1,000,000	990,147
Notes due 2110	5.75	Aug. 2011	Oct. 2110	USD	1,000,000	1,000,000
Notes due 2022	3.625	Jan. 2012	Mar. 2022	USD	2,000,000	2,000,000
Notes due 2044	4.750	Mar. 2012	Mar. 2044	USD	2,000,000	2,000,000
Notes due 2015	1.290	Jun. 2012	Jun. 2015		¥50,000,000	50,000,000
Notes due 2017	1.560	Jun. 2012	Jun. 2017		¥30,000,000	30,000,000
Notes due 2110	5.75	Aug. 2012	Oct. 2110	USD	677,994	677.994
Notes due 2022	3.625	Aug. 2012	Mar. 2022	USD	559,254	559,254
Notes due 2044	4.750	Aug. 2012	Mar. 2044	USD	963,324	963,324

Loans from Multilateral Organizations

at December 31, 2012

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Principal Amount Outstanding(5)	Remarks
					(in thousands of dollars)

Loans from the World Bank and the IADB	Fixed ranging from 0.25 to 5.245 and some variable.	Various	Various	C$, Special Drawing Rights, USD, €	$21,199,378	(3)(4)

Loans from Bilateral Organizations

at December 31, 2012

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands of dollars)

Various	Various	Various	Various	USD, ¥, €	$2,145,874	$1,574,197
Total Funded External Debt						$66,912,505	(6)

(1)	The currencies are defined as follows: C$, Canadian dollar; LRA, Italian lira; STG, Pound sterling; SDR, Special Drawing Rights; USD, United States dollar; ¥, Japanese yen; and €, Euro.
(2)	In connection with these issuances, Mexico entered into currency swaps of LRA 500 billion into U.S. $300,836,144; LRA 750 billion into U.S. $427,316,438; €750,000,000 into U.S. $892,500,000; €750,000,000 into U.S. $921,825,000 and CHF 250,000,000 into U.S. $200,787,085.
(3)	Semi-annual, quarterly or monthly amortization calculated to retire loans or securities by maturity.
(4)	The direct obligors in respect of U.S. $449,850,000 of these loans are Banobras (U.S. $173,696,000), Bancomext (U.S. $0), NAFIN (U.S. $235,136,000) and Sociedad Hipoptecaria Federal (Federal Mortgage Society, which we refer to as SHF) (U.S. $41,018,000), acting in their capacities as financing agents for the Federal Government. The Federal Government is the direct borrower of the remainder of these loans (U.S. $20,749,529,000). The outstanding amount of the portion of these loans as to which the Federal Government is not the direct obligor is not included in the total of this Table IV, but rather is included in the Table VI.
(5)	Includes revaluation because of changes in parity of foreign currencies.
(6)	This total is expressed in U.S. dollars and differs from the addition of all items because some items are expressed in other currencies.

B. DEBT OF BUDGET CONTROLLED AGENCIES AND OTHER PUBLIC SECTOR EXTERNAL DEBT

Table V. External Debt of Budget Controlled Agencies at December 31, 2012

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of dollars)

CFE	$4,442.7	$0.0
PEMEX	45,620.1	0.0

Total External Debt of Budget Controlled Agencies	$50,062.8	$0.0

Table VI. Other Public Sector External Debt at December 31, 2012(1)

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of dollars)

Financial Sector	$8,750.6	$3,124.6
NAFIN	1,745.3	1,099.6
Banobras	2,076.3	50.0
Bancomext	2,128.5	1,975.0
SHF	2,794.0	0.0
Financiera Rural	6.5	0.0

Total	$8,750.6	$3,124.6

(1)	This table includes the national development banks’ and certain commercial banks’ debt that is guaranteed by Mexico, as well as other public sector debt registered with the Dirección de Deuda Pública (Management Office of Public Debt). It does not include the debt of entities whose finances are not included in the Government’s budget. In addition, private sector debt guaranteed by the Government or other public sector entities is not considered external public sector debt unless and until the Government is called upon to make a payment under these guarantees.

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